FOR IMMEDIATE RELEASE

Contact:  Matt Tramel, Inland Communications, Inc. (Media)

(630) 218-8000 Ext. 4896 or tramel@inlandgroup.com

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

COMMENCES $5 BILLION OFFERING

Oak Brook, Ill.  August 31, 2009 – Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) announced today that its registration statement was declared effective by the Securities and Exchange Commission (“SEC”) on August 24, 2009, and that it has commenced a capital raise of up to $5 billion through Inland Securities Corporation’s network of independent broker dealers and financial advisors.

Inland Diversified is offering up to 500,000,000 shares of its common stock for sale at $10.00 per share and up to an additional 50,000,000 shares of its common stock for issuance under its distribution reinvestment plan at $9.50 per share.  Inland Diversified intends to use the proceeds from this offering primarily to acquire a diversified portfolio of commercial real estate.  Potential commercial real estate assets will include:  retail, office, multi-family, student housing, industrial/distribution warehouse, lodging, medical office/healthcare related facilities, public infrastructure assets and triple-net single use properties.  Other assets could include:  REITs, real estate operating companies, real estate-related securities, joint ventures and real estate-related debt.

Inland Diversified, a public, non-listed corporation that intends to qualify as real estate investment trust (REIT), focuses on the acquisition and development of a diversified portfolio of commercial real estate assets.  Inland Securities Corporation will manage the best efforts offering.  Inland Securities Corporation is a subsidiary of Inland Real Estate Investment Corporation.

A copy of the final prospectus for the offering is available upon written request addressed to Inland Diversified Real Estate Trust, Inc., c/o Inland Real Estate Investment Corporation, 2901 Butterfield Road, Oak Brook, Illinois, 60523.  This prospectus may also be obtained at the SEC’s website at:  www.sec.gov, or at the Inland Diversified website at:  www.inlanddiversified.com.

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About Inland Real Estate Investment Corporation

Inland Real Estate Investment Corporation (“Inland Investments”) has completed 406 programs, comprised of 400 public and private limited partnerships, five 1031 exchange programs and one public REIT. No program has paid total distributions less than the total contributed capital. For these purposes, a program is considered to be "completed" at the time that it no longer owns any assets. In addition, Inland Investments has sponsored four REITs prior to Inland Diversified: Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., and Inland American Real Estate Trust, Inc.  Inland Real Estate Exchange Corporation has sponsored 84 private placements, containing 86 properties.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements involve numerous risks and uncertainties that could cause actual results to be materially different from those set forth in the forward looking statements.

This is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by the prospectus which as been filed or registered with appropriate state and federal regulatory agencies, nor will there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.